EXHIBIT 4.7(b)

                            2012 Warrant Certificate

THIS GLOBAL WARRANT IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THIS WARRANT, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY AND THE WARRANT REGISTRAR EITHER (A) A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THIS WARRANT AGREES THAT ANY HEDGING TRANSACTION INVOLVING THIS WARRANT OR THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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

                                525,830 Warrants
No. 1
ISIN No.  USU245151399
Common Code:  026615194

                               Warrant Certificate

                              HARBIN ELECTRIC, INC.

      This Warrant Certificate certifies that The Bank of New York Depository (Nominees) Limited, or its registered assigns, as common depository for Clearstream Banking, societe anonyme ("Clearstream") and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, ("Euroclear"), is the registered holder of the number set forth above of Warrants expiring August 30, 2012 (the "Warrants") to purchase Common Stock, par value $.00001 (the "Common Stock"), of Harbin Electric, Inc., a Nevada corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the date hereof until 5:00 p.m. New York City Time on August 30, 2012 to receive from the Company 525,830 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $10.84 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

      No Warrant may be exercised after 5:00 p.m., New York City Time on August 30, 2012. To the extent not exercised by such time, any such Warrant shall become void.

      Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

      This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.


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

      IN WITNESS WHEREOF, Harbin Electric, Inc. has caused this Warrant Certificate to be signed below.

Dated: August 30, 2006
                                  HARBIN ELECTRIC, INC.

                                  By: /s/ Tianfu Yang
                                      ------------------------------------------
                                      Name:  Tianfu Yang
                                      Title: Chief Executive Officer

Countersigned:

THE BANK OF NEW YORK,
a New York banking corporation

as Warrant Agent

By: /s/ Lici Zhu
    ---------------------------------
Authorized Signatory


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

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on August 30, 2012 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of August 30, 2006 (the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, a New York banking corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

      Warrants may be exercised at any time on or after the date hereof and on or before 5:00 p.m. New York City time on August 30, 2012. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its corporate trust office set forth in
Section 15 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

      The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

      The Company has agreed pursuant to an Equity Registration Rights Agreement dated as of August 30, 2006 to, as promptly as practicable, file a registration statement on an appropriate form under the Securities Act of 1933 (the "Securities Act") covering the resale of the Warrant Shares. The Company will use its reasonable best efforts to cause any such registration statement to be declared effective and to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrant Shares by the holders thereof until the Warrant Shares (i) have been sold pursuant thereto or (ii) may be sold without volume limitations pursuant to Rule 144(k).

      Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.


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

      Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

      This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

      The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.


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

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of HARBIN ELECTRIC, INC., in the amount of [Warrants equal in fair market value] [Notes equal in principal amount] to $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to whose address is ___________________.

      The undersigned hereby certifies that (i) it is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, or (ii) the undersigned is providing herewith an opinion of counsel to the effect that the Warrant and the shares of Common Stock to be delivered upon exercise thereof have been registered under the Securities Act of 1933 or are exempt from registration thereunder.

                                        ----------------------------------------
                                        Signature

Date:

                                        ----------------------------------------
                                        Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP.

              SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

                                                                Number of Warrants
                   Amount of decrease                             in this Global
                      in Number of      Amount of increase in   Warrant following       Signature of
                    warrants in this    Number of Warrants in    such decrease or    authorized officer
Date of Exchange     Global Warrant      this Global Warrant         increase         of Warrant Agent
----------------   ------------------   ---------------------   ------------------   ------------------


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